UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________
FORM 8-K
___________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

July 6, 2026
Date of Report (date of earliest event reported)
___________________________________
Prime Medicine, Inc.
(Exact name of registrant as specified in its charter)
___________________________________

Delaware (State or other jurisdiction of incorporation)	001-41536 (Commission File Number)	84-3097762 (I.R.S. Employer Identification No.)
60 First Street Cambridge, MA 02141
(Address of principal executive offices and zip code)
(617) 465-0013
(Registrant's telephone number, including area code)
___________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $.00001 per share	PRME	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§250.12b-2 of this chapter).
Emerging growth company    ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events
On July 6, 2026, Prime Medicine, Inc. (the "Company") received a final award (the "Final Award") from the arbitration tribunal (the "Tribunal") in the Company's binding arbitration proceedings with Beam Therapeutics, Inc. ("Beam") regarding the parties' 2019 Collaboration and License Agreement (the "Agreement"). In the Final Award, the Tribunal declared that PM647, the Company's development candidate for the treatment of Alpha-1 Antitrypsin Deficiency ("AATD"), is within the Company's "Field" as defined by the Agreement, and that the Company therefore did not breach the Agreement. Consequently, the Tribunal denied Beam's requests for damages and injunctive relief based on Beam's assertion that Prime breached the Agreement. The Tribunal denied the remaining claims brought by Beam and the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 8, 2026

Prime Medicine, Inc.

By:	/s/ Allan Reine
Name:	Allan Reine, M.D.
Title:	Chief Executive Officer